                                                                  Exhibit 4.6(c)

                              ROGERS WIRELESS INC.
            (incorporated under the Canada Business Corporations Act)

NO. U.S. 008                                                  U.S.$1,880,000,000
                            UNITED STATES DOLLAR BOND

            ROGERS WIRELESS INC. (herein called the "Corporation") for value received hereby acknowledges that it is indebted and promises to pay to the registered holder hereof upon demand and upon presentation and surrender of this Bond at the principal office of the Trustee (as defined below) in the City of Toronto, Ontario, Canada, the sum of U.S.$1,880,000,000 (ONE BILLION, EIGHT HUNDRED AND EIGHTY MILLION DOLLARS), in lawful money of the United States of America, and to pay interest thereon in accordance with the provisions of the Trust Deed (as defined below) hereinafter referred to at the same place and in like money from the date hereof, at 30% per annum, as well after as before default and judgment with interest on any such interest overdue at the same rate in like money at the same place and money at the same place and on the same dates.

            This Bond is one of a duly authorized issue of Bonds, issued and to be issued under an amended and restated deed of trust and mortgage as may be amended from time to time (herein called the "Trust Deed") made as of the 15th day of March, 1997 between Rogers Cantel Inc. (now the Corporation) and National Trust Corporation, as trustee (the "Trustee"), as amended by a first supplemental deed of trust and mortgage dated March 19, 1997 between Rogers Cantel Inc. (now the Corporation) and the Trustee.

            Reference is hereby made to the Trust Deed as to the nature and extent of the security created thereby, the rights of the holders of the Bonds issued and to be issued thereunder and of the Corporation and the Trustee in respect thereof and the terms and conditions upon which the Bonds are issued or may hereafter be issued, all to the same effect as if the provisions of the Trust Deed were herein set forth, to all of which provisions the holder of this Bond assents by acceptance hereof.

            The Trust Deed contains provisions making binding upon all holders of Bonds outstanding thereunder resolutions passed by instruments in writing signed by holders of outstanding Bonds.

            This Bond shall be transferable only in accordance with the provisions of the Trust Deed. No transfer of this Bond shall be valid unless made on the register kept by and at the principal office of the Trustee in the City of Toronto pursuant to the provisions of the Trust Deed, by the registered holder or his attorney duly satisfactory to the Trustee upon compliance with such reasonable requirements as the Trustee may prescribe, nor unless such transfer shall have been duly noted hereon by the Trustee.

            This Bond shall not become obligatory for any purpose until certified by the Trustee for the time being under the Trust Deed.

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                                      -2-


            IN WITNESS WHEREOF the Corporation has caused this Bond to be signed by its duly authorized officers as of this 30th day of November, 2004.

This Bond is subject to the terms and    ROGERS WIRELESS INC.
conditions of a pledge agreement, of
even date herewith, between Rogers       By:   /s/ M. Lorraine Daly
Wireless Inc. and JPMorgan Chase Bank,         ---------------------------------
N.A., as trustee.                              M. Lorraine Daly
                                               Vice-President, Treasurer

                                         By:   /s/ Alan D. Horn
                                               ---------------------------------
                                               Alan D. Horn
                                               Vice-President

                              TRUSTEE'S CERTIFICATE

            This Bond is one of the Bonds referred to in the Trust Deed within mentioned.

                                         NATIONAL TRUST COMPANY,
                                         as Trustee, by its agent,
                                         CIBC MELLON TRUST COMPANY




                                         By:   /s/ Geralyn Krowles
                                               ---------------------------------
                                               Authorized Signing Officer




                          (Form of Registration Panel)




          (No writing hereon except by the Trustee or other Registrar)



     DATE OF                    IN WHOSE NAME              TRUSTEE OR REGISTRAR
  REGISTRATION                   REGISTERED
November 30, 2004   JPMorgan Chase Bank, N.A, as trustee    /s/ Geralyn Krowles


                        PAYMENTS ON ACCOUNT OF PRINCIPAL

                           BALANCE OF PRINCIPAL
DATE      AMOUNT PAID          AMOUNT UNPAID         AUTHORIZED SIGNATURE
